Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces Second-Quarter 2011 Financial Results

Company Reduces Funded Debt by $7.2 Million on Strength of Steady Cash Flow;

Confirms 2011 Revenue and Capex Guidance

WALTHAM, MA, August 4, 2011 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced its financial results for the quarter ended June 30, 2011.

Mac-Gray reported second-quarter revenue from continuing operations of $78.6 million, compared with $78.5 million in the second quarter of 2010.  Net income from continuing operations for the second quarter of 2011 was $504,000, or $0.03 per diluted share, compared with net income from continuing operations of $1.2 million, or $0.09 per diluted share, for the second quarter of 2010.  Second-quarter 2011 net income from continuing operations includes a pre-tax unrealized gain of $807,000 related to derivative instruments and $244,000 in incremental proxy-related costs.  Second-quarter 2010 net income from continuing operations included a pre-tax unrealized gain of $2.0 million related to derivative instruments and $138,000 in incremental proxy-related costs.  Excluding these items from both periods, adjusted net income from continuing operations for the second quarter of 2011 was $168,000, or $0.01 per diluted share, compared with adjusted net income from continuing operations of $28,000, or $0.00 per diluted share, for the same period of 2010.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income from continuing operations, as reported, to net income from continuing operations, as adjusted.

For the second quarter of 2011, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) from continuing operations was $15.4 million, compared with $17.5 million in the year-earlier quarter.  EBITDA from continuing operations, excluding unrealized gains relating to interest rate derivative instruments and incremental proxy-related costs, was $14.8 million for the second quarter of 2011, compared with $15.6 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income from continuing operations to EBITDA from continuing operations and EBITDA from continuing operations, as adjusted.

Comments on the Second Quarter

“Our second-quarter results were mixed as we achieved growth in our core laundry facilities management business and paid down a significant level of funded debt, but margins came under pressure from increased costs,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “On the top-line, we were essentially flat year-over-year as the growth we generated in our core business was offset by an 18.5% decline in commercial sales, which continues to be impacted by the sluggish economy as well as normal quarterly variability.  Within our core business, we continued to invest in new and renewal facility contracts, with capital expenditures of $9.4 million compared with $7.4 million in the same period a year ago.

“For the quarter, the costs of our facilities management revenue increased by 2.3% — outpacing our revenue growth in that business — as we experienced rising costs, including fuel expenses and labor-related costs.  At the same time, our SG&A expenses increased due to additions to our sales team, as well as a new customer-relationship-management (CRM) platform. The net result of these cost increases and investments was a decline in our operating margin to 4.1% from 4.7%.”

“Even with the pressure on our margins, our stable business model continued to generate strong cash flow.  Net cash flow provided by operating activities in the second quarter was $15.5 million, compared with $12.9 million in the same period a year ago.  In addition to funding our higher level of capital expenditures, our cash flow also enabled us to further pay down our funded debt by $7.2 million in the quarter.  In the second quarter we also funded the 10% increase in the company’s quarterly dividend that had been announced earlier this year.”

Outlook

“For the remainder of 2011, we will focus on improving near-term margins, pursuing opportunities for organic growth and applying our excess cash flow to reduce our funded debt and lower our corresponding interest expense.  The economic uncertainty continues to amplify the competitiveness of the sales process in our core business.  Therefore, we will continue to concentrate our resources and capital investments in the most promising markets.”

“While, in general, the economic recovery is taking longer to reach our top line than we would like, we are confident about our long-term competitive position and prospects.  We believe our reputation for service, technology and integrity remains unmatched in our industry,” MacDonald concluded.

Based on current market conditions, the Company reiterated its outlook for 2011 including:  revenue in the range of $324 million to $328 million; and total capital expenditures in the range of $33 million to $36 million, including laundry facilities management contract incentives.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment occupancy rates. These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chief executive officer, and Michael Shea, executive vice president and chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-5790 or (201) 689-8328.  If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 86,000 laundry rooms located in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for 2011, including statements regarding improving margins, pursuing organic growth opportunities, reducing debt and lowering interest expense, as well as estimates of its 2011 revenue and capital expenditures.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2011	2010	2011

Revenue from continuing operations	$78,541	$78,589	$160,044	$160,882
Cost of revenue:
Cost of facilities management revenue	51,579	52,760	103,994	105,556
Depreciation and amortization	11,424	10,913	22,575	21,944
Cost of products sold	3,559	3,001	6,111	5,578
Total cost of revenue	66,562	66,674	132,680	133,078

Gross margin	11,979	11,915	27,364	27,804

Operating expenses:
Selling, general and administration expenses	8,214	8,510	16,619	17,390
Gain on sale or disposal of assets, net	(78)	(65)	(113)	(157)
Incremental costs of proxy contests	138	244	235	269
Total operating expenses	8,274	8,689	16,741	17,502

Income from continuing operations	3,705	3,226	10,623	10,302

Interest expense, including the change in the fair value of non-hedged derivative instruments	1,835	2,445	5,962	6,043
Income from continuing operations before provision for income taxes	1,870	781	4,661	4,259
Provision for income taxes	641	277	1,960	1,689
Income from continuing operations, net	1,229	504	2,701	2,570
Income from discontinued operations, net			44	—

Loss from disposal of discontinued operations, net of taxes of $384			(294)	—
Net income	$1,229	$504	$2,451	$2,570
Earnings per share — basic - continuing operations	$0.09	$0.04	$0.20	$0.18
Earnings per share — diluted - continuing operations	$0.09	$0.03	$0.19	$0.17
Loss per share — basic - discontinued operations	$—	$—	$(0.02)	$—
Loss per share — diluted - discontinued operations	$—	$—	$(0.02)	$—
Earnings per share — basic	$0.09	$0.04	$0.18	$0.18
Earnings per share — diluted	$0.09	$0.03	$0.17	$0.17
Weighted average common shares outstanding - basic	13,791	14,244	13,734	14,167
Weighted average common shares outstanding — diluted	14,405	15,033	14,247	14,923

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	June 30,
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$13,013	$12,748
Trade receivables, net of allowance for doubtful accounts	6,105	3,995
Inventory of finished goods, net	1,580	2,112
Prepaid expenses, facilities management rent and
other current assets	10,879	11,033
Total current assets	31,577	29,888
Property, plant and equipment, net	128,068	129,336
Goodwill	58,608	58,390
Intangible assets, net	195,144	188,569
Prepaid expenses, facilities management rent and other assets	10,686	11,256
Total assets	$424,083	$417,439

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,511	$4,330
Trade accounts payable and accrued expenses	24,671	23,815
Accrued facilities management rent	21,084	20,642
Total current liabilities	50,266	48,787
Long-term debt and capital lease obligations	221,425	212,736
Deferred income taxes	41,823	42,220
Other liabilities	2,518	1,583
Total liabilities	316,032	305,326
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 14,026,919 issued and 14,026,743 outstanding at December 31, 2010, and 14,265,330 issued and outstanding at June 30, 2011)	140	143
Additional paid in capital	81,296	84,045
Accumulated other comprehensive loss	(1,563)	(1,225)
Retained earnings	28,180	29,150
	108,053	112,113
Less: common stock in treasury, at cost (176 shares at
December 31, 2010)	(2)	—
Total stockholders’ equity	108,051	112,113
Total liabilities and stockholders’ equity	$424,083	$417,439

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income from Continuing Operations to

Adjusted Net Income from Continuing Operations

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2011	2010	2011

Income from continuing operations, net, as reported	$1,229	$504	$2,701	$2,570
Loss from discontinued operations, including loss on disposal of discontinued operations net of taxes of $384	—	—	(250)	—
Net income, as reported	$1,229	$504	$2,451	$2,570

Income from continuing operations before provision for income taxes, as reported	$1,870	$781	$4,661	$4,259
Gain related to the change in the fair value of non-hedged derivative instruments (1)	(1,965)	(807)	(1,723)	(442)
Incremental costs of proxy contests (2)	138	244	235	269
Income from continuing operations before provision for income taxes, as adjusted	43	218	3,173	4,086
Provision for income taxes, as adjusted	15	50	1,336	1,620

Net income from continuing operations, as adjusted	28	168	1,837	2,466
Income from discontinued operations	—	—	44	—
Loss from disposal of discontinued operations, net of taxes of $384	—	—	(294)	—
Net income, as adjusted	$28	$168	$1,587	$2,466

Diluted earnings per share from continuing operations, as adjusted	$—	$0.01	$0.13	$0.17
Diluted earnings per share, as adjusted	$—	$0.01	$0.11	$0.17

(1)          Represents the un-realized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)          Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2010 and 2011 annual meetings.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Net income from continuing operations, as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income from continuing operations, which is adjusted to exclude certain gains and losses from the comparable GAAP net income from continuing operations is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income from Continuing Operations to Earnings

Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from Continuing Operations and EBITDA from Continuing Operations, as adjusted

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2011	2010	2011

Income from continuing operations, net	$1,229	$504	$2,701	$2,570

Interest expense	3,800	3,252	7,685	6,485
Provision for income taxes	641	277	1,960	1,689
Depreciation and amortization	11,784	11,319	23,360	22,740

EBITDA from continuing operations	17,454	15,352	35,706	33,484

Gain related to the change in the fair value of non-hedged derivative instruments (1)	(1,965)	(807)	(1,723)	(442)
Incremental costs of proxy contests (2)	138	244	235	269

EBITDA from continuing operations, as adjusted	$15,627	$14,789	$34,218	$33,311

(1)          Represents the un-realized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)          Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2010 and 2011 annual meetings.

EBITDA from continuing operations is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA from continuing operations is EBITDA from continuing operations further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA from continuing operations and Adjusted EBITDA from continuing operations are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA from continuing operations and Adjusted EBITDA from continuing operations as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA from continuing operations and Adjusted EBITDA from continuing operations exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA from continuing operations and Adjusted EBITDA from continuing operations only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.